EXHIBIT 32.1
CERTIFICATIONS

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF

2002
In connection with the Annual Report of Coronado Global

Resources Inc. (the “Company”) on Form 10-K

for the
year ended December 31,

2024, as filed with the

Securities and Exchange Commission

on the date hereof

(the
“Annual Report”), each of the

undersigned officers of the Company certifies, pursuant

to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley

Act of 2002, that, to such officer’s knowledge:
1.
The

Annual

Report

fully

complies

with

the

requirements

of

Section 13(a) or

15(d) of

the

Securities
Exchange Act of 1934; and
2.
The information

contained

in the

Annual

Report fairly

presents,

in all

material respects,

the financial
condition and results of operations of

the Company as of the

dates and for the periods

expressed in the
Annual Report.
/s/ Douglas Thompson
Douglas Thompson
Managing Director and Chief Executive Officer
/s/ Sandeep Deoji
Sandeep Deoji
Vice President Group Financial Control (Interim
Principal Financial Officer)
Date: February 19,

2025
The foregoing certification is being furnished

solely pursuant to 18 U.S.C. Section

1350 and is not being filed as
part of the Annual Report or as a separate disclosure

document.
A signed

original of

this written

statement required

by Section 906

has been

provided to

the Company

and will
be retained by the Company and furnished to the Securities

and Exchange Commission or its staff on request.